SUBSCRIPTION AGREEMENT

This Subscription Agreement dated as of __________, 2007 (the “Agreement”) is entered into by and among CampusTech, Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Exhibit A hereto (the “Purchasers”).

BACKGROUND

WHEREAS, the Company is offering in a private placement to “accredited investors” (as such term in defined in Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) a minimum of $500,000 (the “Minimum Amount”) and up to $6,000,000 (the “Maximum Amount”) of units (the “Units”), each Unit consisting of: (i) ten thousand (10,000) shares of Series A convertible preferred stock, $0.0001 par value per share, of the Company (the “Series A Preferred Stock”), and (ii) a three-year warrant (the “Warrant”) to purchase a number of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), representing 40% of the Series A Preferred Stock divided by the applicable conversion price in effect at the time of exercise, in the form attached hereto at Exhibit C (the “Offering”); and

WHEREAS, each Purchaser desires to purchase that number of Units set forth on the signature page hereof, in the minimum investment amount of $20,000, on the terms and conditions hereinafter set forth and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

  1. Authorization and Sale of Units.

1.1 Authorization. The Company has, or before the Initial Closing (as defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of (a) up to 3,000,000 shares of its Series A Preferred Stock and (b) Warrants to purchase up to 1,200,000 shares of Common Stock. The Company has adopted and filed with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of the Company in the form attached hereto as Exhibit B (the “Certificate of Designation”). The Series A Preferred Stock has the rights, preferences, privileges and restrictions set forth in the Certificate of Designation.

1.2 Sale of Units; Subscription for Units. Subject to the terms and conditions of this Agreement, at the applicable Closing, the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase the number of Units set forth opposite such Purchaser’s name on Exhibit A for the purchase price of $20,000 per Unit and for the aggregate subscription amount set forth on the signature page hereto. The Series A Preferred Stock, the Warrants and the shares of common stock issuable upon the exercise of the Warrants being sold under this Agreement are sometimes hereinafter collectively referred to as the “Securities.” The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Units to each of the Purchasers is a separate sale.

To subscribe for Units, this Agreement must be properly completed, executed and, prior to the Company’s receipt of subscriptions representing the Minimum Amount, the purchase price delivered to the Company. A Purchaser desiring to deliver the purchase price for the Units in the form of wire transfer shall wire to: Bank Name: UNITED BANK, N.A., ABA #: 056004445, Acct #: 04333-2917, Acct. Name: CAMPUSTECH, INC. (DEL). If the purchase price is paid by wire transfer, the Purchaser shall: (i) include the Purchaser’s name in the wire transfer instructions; and (ii) request from the bank or other financial institution that is originating the transfer the federal wire number with respect to the wire and retain that number for future reference. If a subscription is not accepted, whether in whole or in part, the subscription funds held by the Company will be returned to the investor without interest or deduction.

1.3 Use of Proceeds. The Company will use the net proceeds from the sale of the Units as set forth in the Memorandum (hereinafter defined).

2. The Closing. The initial closing shall occur on the sale by the Company of at least the Minimum Amount under this Agreement and shall take place at such time and place as the Company may designate (the “Initial Closing,” and the date on which the Initial Closing occurs, the “Initial Closing Date”). Following the Initial Closing Date, and up to June 30, 2007 (the “Termination Date”), the Company may hold additional closings (each, with the Initial Closing, a “Closing”, and each such date, with the Initial Closing Date, a “Closing Date”) until the earlier of: (i) such time as the Company has sold up to the Maximum Amount or (ii) the Termination Date. Each Purchaser acknowledges that no assurances can be given that either the Minimum Amount or the Maximum Amount will be sold.

Promptly following the applicable Closing, the Company shall deliver to each of the Purchasers (i) a stock certificate representing the share(s) of Series A Preferred Stock and (ii) Warrants being purchased by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor by check or wire transfer, as specified in Exhibit A.

Each Purchaser hereby authorizes and directs the Company to deliver the Securities to be issued to the Purchaser pursuant to this Agreement directly to the residential or business address indicated on the signature page hereto.

3. Representations of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as follows:

(a) The Purchaser has received and carefully reviewed a copy of the confidential private placement memorandum relating to the Securities (the “Memorandum”) and any amendments or supplements thereto, has carefully considered the risk factors discussed in the “Risk Factors” section and has had the opportunity to obtain any additional information or documentation necessary to verify the information contained in such documents.

(b) The Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the Offering, and all such questions, if any, have been answered to the full satisfaction of the Purchaser.

(c) The Purchaser understands that the Company has determined that the exemption from the registration provisions of the Securities Act provided by Regulation D is applicable to the offer and sale of the Securities, based, in part, upon the representations, warranties and agreements made by the Purchaser herein.

(d) Except as set forth herein, no representations or warranties have been made to the Purchaser by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Purchaser is not relying upon any information other than the results of independent investigation by the Purchaser.

(e) The Purchaser has full power and authority to execute and deliver this Agreement and to perform the obligations of the Purchaser hereunder and this Agreement is a legally binding obligation of the Purchaser enforceable in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

(f)   Regulation D.

(i) The Purchaser understands and acknowledges that: (A) the Securities acquired pursuant to this Agreement have not been registered under the Securities Act and are being sold in reliance upon an exemption from registration afforded by Regulation D; and that such Securities have not been registered with any state securities commission or authority; (B) pursuant to the requirements of Regulation D, the Securities may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation D and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (C) other than as set forth in Section 5.1 of this Agreement, the Company is under no obligation to register the Securities under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

   (ii) The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investment shares representing an investment decision like that involved in the purchase of the Securities.

(iii) The Purchaser is purchasing the Securities for his, her or its own account for investment only and has no intention of selling or distributing the Securities and no other person has any interest in or participation in the Securities or any right, option, security interest, pledge or other interest in or to the Securities. The Purchaser recognizes that an investment in the Securities involves a high degree of risk, including a risk of total loss of the Purchaser. The Purchaser understands, acknowledges and agrees that it must bear the economic risk of its investment in the Securities for an indefinite period of time and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities and the Purchaser understands, acknowledges and agrees that prior to any such offer or sale, the Company may require, subject to the fulfillment of the Company’s obligations under Section 6 of this Agreement, as a condition to effecting a transfer of the Securities, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

(iv) The Purchaser acknowledges that the Securities will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THE SECURITIES ALSO ARE SUBJECT TO A LOCK-UP AGREEMENT BETWEEN THE HOLDER AND MAXIM GROUP LLC.

(g) Neither the Purchaser, nor any affiliate of the Purchaser or any person acting on his, her or its behalf, has recently sold shares of unregistered Common Stock of the Company.

(h) The Purchaser has carefully considered and has discussed with the Purchaser’s professional legal, tax, accounting and financial advisors, to the extent the Purchaser has deemed necessary, the suitability of this investment and the transactions contemplated by this Subscription Agreement for the Purchaser’s particular federal, state, local and foreign tax and financial situation and has determined that this investment and the transactions contemplated by this Subscription Agreement are suitable for the Purchaser. The Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

(i) The information provided by the Purchaser in the Confidential Purchaser Questionnaire accompanying this Subscription Agreement is true and correct.

4. Covenants, Representations and Warranties of the Company. The Company covenants with, represents and warrants to, the Purchasers as follows:

(a) The Company and its Controlled Subsidiaries, are (a) corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, each have full power and authority to own or lease all of the assets owned or leased by each of them and to conduct their respective business as described in the Memorandum and (b) are duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted or the character of the assets owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company's presently conducted business taken as a whole with the business of the Controlled Subsidiaries (“Material Adverse Effect”). The term “Controlled Subsidiaries” means any corporation or other organization in which the Company owns, directly or indirectly, an equity or other ownership interest equal to or greater than 50 percent.

(b) The Company has all such corporate power and authority to enter into, deliver and perform this Agreement.

(c) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Securities to be sold by the Company pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d) The execution, delivery and performance of this Agreement, and all other documents to be entered into by the Company in connection with any transaction described in the Memorandum or in connection with the Offering, and the consummation of the transactions contemplated hereby and thereby, have been or will be prior to such execution, delivery, performance or consummation, as the case may be, duly and validly authorized by the Company and do not and will not: (i) constitute, or result in, a breach or violation of any of the terms, provisions or conditions of the certificate of incorporation or by-laws of the Company (ii) constitute, or result in, a material violation of any applicable statute, law, ordinance or regulation of any state, territory or other jurisdiction, or (iii) violate, constitute, or result in, a default under (or an event which with the passing of time or the giving of notice or both would constitute a default under) or breach of the terms, provisions or conditions of any material indenture, note, contract, commitment, instrument or document to which the Company is or will be a party or by which the Company, or any of its properties are bound, or any award, judgment, decree, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or its respective activities or properties except, in the cases of clauses (ii) and (iii), where such defaults or violations do not, individually or in the aggregate, have a Material Adverse Effect.

(e) The Memorandum and/or information provided by the Company to the Purchaser do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) As of the date hereof there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or to the Company's knowledge threatened, with respect to the Company or its Controlled Subsidiaries, or their respective operations, businesses, properties, or assets, except as properly described in the Memorandum or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company or its Controlled Subsidiaries. To the Company's knowledge, neither the Company nor its Controlled Subsidiaries are, nor as of each Closing Date shall be, in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as properly described in the Memorandum or such as individually or in the aggregate do not have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company; nor is the Company required to take any action in order to avoid any such violation or default.

(g) To the best of its knowledge, neither the Company nor its Controlled Subsidiaries have infringed, are not infringing, and has not received notice of infringement with respect to asserted intangibles of others. To the best knowledge of the Company, none of the patents, patent applications, trademarks, service marks, trade names and copyrights, and licenses and rights to the foregoing presently owned or held by the Company, materially infringe upon any like right of any other person or entity. The Company: (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions of any kind whatsoever, sufficient patents, trademarks, service marks, trade names, copyrights, licenses and right with respect to the foregoing, to conduct its business as presently conducted except as set forth in the Memorandum, and (ii) except as set forth in the Memorandum, is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or otherwise. The Company and its Controlled Subsidiaries has direct ownership of title to all their intellectual property (including all United States and foreign patent applications and patents), other proprietary rights, confidential information and know-how; owns all the rights to their Intangibles as are currently used in or have potential for use in their business.

(h) The Series A Preferred Stock and the Warrants (and the shares of Common Stock thereunder) to be issued and sold to the undersigned as provided in the Memorandum have been duly authorized and when issued and delivered against payment therefor, will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Memorandum. The Warrants are exercisable for Common Stock and the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and when issued and delivered upon exercise and due payment therefor will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Memorandum; and there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock issuable upon exercise of the Warrants pursuant to the Company's certificate of incorporation or by-laws or any agreement or other outstanding instrument to which the Company is a party or is otherwise known to the Company. The Company has reserved sufficient shares of Common Stock to be issued upon conversion or exercise of the Series A Preferred Stock or the Warrants.

(i) The Company shall provide for the transfer, upon request of the Purchaser, or removal of any legends upon the Securities, all as may be allowed in accordance with SEC Rule 144, and provide any required opinions of counsel to the Company’s transfer agents, at no cost to the Purchaser. The Company shall make generally available such information as may be necessary under SEC Rule 144 to allow for the resale of Securities by the Purchaser for at least three (3) years after the final Closing of the Offering.

(j) Except as set forth in the Memorandum, neither the Company nor any subsidiary is a party to an agreement, instrument or understanding which calls for, and no securities of the Company or any of its Controlled Subsidiaries contain provisions relating to, the resetting or repricing of any debt or equity security instrument of the Company or any of its Controlled Subsidiaries. The issuance of the Securities or the consummation of the Offering will not trigger any resetting or repricing of any debt or equity security instrument of the Company or any of its Controlled Subsidiaries and, except as set forth in the Memorandum, will not result in any preemptive rights to acquire securities of the Company in favor of any third party.

(k) Neither the Company nor any of its Controlled Subsidiaries are (i) in violation of its certificate of incorporation or by-laws, (ii) to the best knowledge of the Company, in violation of any statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality, court, domestic or foreign, or arbitration panel or other body applicable to it where such violation would have a material adverse effect or (iii) to the best knowledge of the Company, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting agreement, voting trust agreement, loan agreement, bond, debenture, note or other evidence of indebtedness, lease, sublease, license agreement, contract or other agreement or instrument to which it is a party or by which it or any of its respective properties are bound or affected (“contracts”), where such defaults, singly or in the aggregate, would have a Material Adverse Effect. To the actual knowledge of the Company, no other party under any contract is in default in any material respect thereunder which affects the Company or any subsidiary.

(l) The Company and its Controlled Subsidiaries: (i) has paid all federal, state, local and foreign taxes for which it is liable and has furnished all information returns it is required to furnish pursuant to the Internal Revenue Code of 1986, as amended, (ii) has established adequate reserves for such taxes which are not due and payable and (iii) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

5. Covenants and Agreements of the Company.

5.1 Mandatory Registration. Subject to the rights of holders of Company registration rights as disclosed on the Memorandum, concurrently with any initial, underwritten, public offering by the Company of Common Stock with gross proceeds to the Company exceeding $10,000,000 (a “Qualifying IPO”), the Company shall include all Registrable Shares (as defined below) in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) in connection with the Qualifying IPO.

5.2 Piggyback Registration Rights. Subject to the rights of holders of Company registration rights as disclosed on the Memorandum, if at any time the Company shall determine to register under the Securities Act any of its securities (other than on Form S-1, Form S-8 or Form S-4 or their then equivalents and other than shares to be issued solely: (i) in connection with a Qualifying IPO, (ii) any acquisition of any entity or business (iii) upon the exercise of stock options, or (iv) pursuant to employee benefit plans), it shall send to each holder of Registrable Shares (as defined below), including each holder who has the right to acquire Registrable Shares, written notice of such determination and, if within twenty (20) days after receipt of such notice, such holder shall so request in writing, the Company shall use its commercially reasonable efforts to include in such Registration Statement all or any part of the Registrable Shares such holder requests to be registered therein; provided that, if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall prohibit the inclusion of shares of Common Stock by selling holders in such Registration Statement or shall impose a limitation on the number of shares of such Common Stock which may be included in any such Registration Statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, the Company shall then be obligated to include in such Registration Statement only such limited portion (which may be none) of the Registrable Shares with respect to which such holder has requested inclusion hereunder.

The term “Effectiveness Period” means the period beginning on the date of effectiveness of the Registration Statement and ending the date which is the earlier date of when: (i) all Registrable Shares have been sold (other than in a private transaction) or (ii) all Registrable Shares covered by such Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the affected Purchasers.

The term “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

The term “Registration Statement” means each registration statement required to be filed hereunder, including the Prospectus therein, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

The term “Registrable Shares” means the shares of Common Stock underlying the Series A Preferred Stock included in the Units and the shares of Common Stock underlying the Warrants included in the Units; provided, however, that shares of Common Stock shall cease to be Registrable Shares upon any sale of such shares pursuant to: (i) a registration statement filed under the Securities Act, or (ii) Rule 144 promulgated under the Securities Act.

5.3 Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

(a) (i) prepare and file with the Commission a Registration Statement covering the resale of the Registrable Shares; (ii) prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the Registrable Shares for the Effectiveness Period; (iii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be properly filed; (iv) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (v) provide the Purchasers, as promptly as reasonably possible, true and complete copies of all correspondence and filings from and to the Commission relating to the Registration Statement;

(b) furnish to the Purchasers, without charge, such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as they reasonably may request to facilitate the public sale or disposition of the Registrable Shares covered by the Registration Statement;

(c) use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of: (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, at the earliest practicable moment.

(d)  use its commercially reasonable efforts to register or qualify the Registrable Shares covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as the Purchasers may request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) (i) in the time and manner required by the trading market or system on which the Company is currently listed, prepare and file any additional shares listing application covering all of the Registrable Shares; (ii) use commercially reasonable efforts, regardless of listing or similar costs, to take all steps necessary to cause such Registrable Shares to be approved for listing on such trading market or system as soon as possible thereafter; and (iii) use commercially reasonable efforts, regardless of listing or similar costs, to maintain the listing of such Registrable Shares on such trading market or system; and

(f) immediately notify the Purchasers at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

5.4 Registration Expenses. All expenses relating to the Company’s compliance with Sections 5.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, and reasonable fees of, and disbursements incurred by, one counsel for the Purchasers approved in advance by the Company, are called “Registration Expenses.” The Company shall only be responsible for all Registration Expenses

5.5 Indemnification. (a) In the event of a registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Purchaser, and their respective officers, directors, successors and assigns and each other person, if any, who controls such Purchaser, if any, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission of the Company to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Purchaser, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Purchaser or any such person in writing specifically for use in any such document, or the failure of such Purchaser to deliver a Prospectus, to the extent that such Purchaser was required to do so under applicable securities laws.

(b) Promptly after receipt by a party entitled to claim indemnification hereunder (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an “Indemnifying Party”), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 5.5 and shall only relieve it from any liability which it may have to such Indemnified Party under this Section 5.5 if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5.5 for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either: (i) any Purchaser, or any officer, director, successor, assign or controlling person of such Purchaser, makes a claim for indemnification pursuant to this Section 5.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of such Purchaser or such officer, director, successor, assign or controlling person of such Purchaser in circumstances for which indemnification is provided under this Section 5.5; then, and in each such case, the Company and such Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Purchaser is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement; provided, however, that, in any such case, (A) such Purchaser will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.6 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon the exercise or conversion of all of the outstanding Securities.

5.7 Information Rights. Until the consummation of an initial public offering of the Company’s Common Stock, the Company shall provide to the Purchasers within 120 days following the end of the Company’s fiscal year (i) audited financial statements of the Company, and (ii) a copy of the auditor’s letter to management relating to such financial statements.

6. Transfer of Securities. The Purchaser is aware that the Company will make a notation in its appropriate records and issue “stop transfer” instructions to its transfer agent with respect to the restrictions on the transferability of such Securities.

(a) The Purchaser understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company’s execution of this Agreement where indicated. This Agreement shall be null and void if the Company does not accept it as aforesaid. In the event the Company does not accept the Offering proceeds, the Offering will not be completed and all Offering proceeds will thereafter be promptly returned to the Purchasers without interest or deduction. The undersigned understands that the Company may, in its sole discretion, reject this subscription, in whole or in part, and/or reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor’s subscription.

(b) Subject to applicable state securities laws, the subscription delivered to the Company by the Purchaser pursuant to this Agreement is not subject to revocation by the Purchaser, but may be rejected by the Company, in whole or in part, in the Company’s sole discretion, in which event the purchase price and execution copy of this Agreement submitted will be returned (by mail) to the undersigned without interest or deduction within 15 business days thereafter.

7. Lock-Up Arrangements. Notwithstanding anything herein to the contrary, the Purchaser agrees that such Purchaser shall not, for a period commencing on the date of the final prospectus relating to a Qualifying IPO, pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company and ending six (6) months thereafter (the “Lock-Up Period”) directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Securities or the shares of Common Stock underlying such Securities (the “Relevant Securities”). Notwithstanding the foregoing, and subject to the conditions below, the Purchaser may transfer the Relevant Securities in the transactions described in clauses (i) through (vi) below, provided that (1) the Company receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise during the Lock-Up Period and (4) the Purchaser does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the Purchaser or the immediate family of the Purchaser; or

(iii)	as a distribution to members, partners or stockholders of the Purchaser;

(iv)
to the Purchaser’s affiliates or to any investment fund or other entity controlled or managed by the Purchaser, provided that such affiliate, investment fund or other entity controlled or managed by the Purchaser shall not be formed for the sole purpose of transferring, for value or otherwise, the Relevant Securities; or

(v)	to any beneficiary of the Purchaser pursuant to a will or other testamentary document or applicable laws of descent; or

(vi)	to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the Purchaser or immediate family of the Purchaser.

For purposes of this Section, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

8. Reverse Split. The Purchaser is aware that the Company (i) intends to initiate a reverse split of its shares of Common Stock at a ratio in the range between 1-for-2.1 to 1-for-4.1 (the “Stock Split”) prior to the consummation of any initial public offering by the Company, and (ii) has previously obtained the necessary approval from its stockholders to initiate the Stock Split prior to the consummation of any initial public offering by the Company. The Purchaser agrees and consents that the Company may effect the Stock Split prior to the consummation of any initial public offering by the Company.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement and any rights and obligations hereunder may not be transferred or assigned by a Purchaser prior to the Company’s acceptance of the Purchaser’s subscription without the prior written consent of the Company. This Agreement shall inure to the benefit of, and be binding upon the Company and the Purchasers and their respective heirs, legal representatives and permitted assigns.

9.2 Survival. All representations and warranties and all covenants, agreements and obligations made by the Company or the Purchasers in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of any indemnified party.

9.3. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company and its officers, directors, employees, shareholders, agents representatives and affiliates, and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys’ fees) which any of them may incur by reason of the failure by the Purchasers to fulfill any of the terms and conditions of this Agreement, or by reason of any breach of the representations and warranties made by the Purchasers herein, or in any other document provided by the Purchasers to the Company. All representations, warranties and covenants of each of the Purchasers and the Company contained herein shall survive the acceptance of this subscription.

9.4 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows:

(a) If to the Company, to CampusTech, Inc., 803 Sycolin Road SE, Suite 204, Leesburg, VA 20175, Attention: President, or to such other address as the Company shall have designated to the other by like notice.

(b) If to a Purchaser, at his, her or its address set forth on Exhibit A, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser.

9.5 Entire Agreement. This Agreement and the Warrant embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

9.6 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the majority of the Purchasers. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

9.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

9.8 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

9.9 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in New York, New York, or in the United States District Court for the Southern District of New York (the “New York Courts”). The parties hereto hereby: (i) waives any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consents to the jurisdiction of the New York Courts in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Courts and agree that service of process upon a party mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

[signature page to follow]

SIGNATURE PAGE

Date Signed: _______________________, 2007

Number of Units: _____________

Multiplied by Offering Price Per Unit:	x		$20,000

Equals Amount ($20,000 minimum):	=	$

Signature	Second Signature
(if purchasing jointly)

Printed Name	Printed Second Name

Entity Name	Entity Name

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone-Business

Facsimile-Business	Facsimile-Business

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued: ____________________________________

ACCEPTANCE OF SUBSCRIPTION

This Agreement is agreed to and accepted as of ______________, 2007.

CAMPUSTECH, INC.

By:
Name:
Title: